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                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment, effective as of February 25, 2013, between Advanced Series Trust (the Trust), a Massachusetts business trust, Prudential Investments LLC
(PI), a New York limited liability company, AST Investment Services, Inc. (ASTIS) , a Connecticut corporation, Prudential Annuities Distributors, Inc.
(PAD), a Delaware corporation, Prudential Investment Management Services LLC
(PIMS), a Delaware limited liability company, and Pruco Life Insurance Company of New Jersey (Pruco Life), a New Jersey life insurance company, to the Fund Participation Agreement made May 1, 2005, as restated June 8, 2005 (the Agreement).

                                   RECITALS:

WHEREAS, Article III, Sections 3.1, 3.2, 3.3 and 3.4 of the Agreement provides for Pruco Life to provide various services relating to the printing and distribution of Trust documents, as well as to provide various other administrative services to the Trust; and

WHEREAS, Article V of the Agreement provides for the Trust to pay to Pruco Life a fee of 0.10% as more specifically described in Article V, with respect to the services identified in Article III of the Agreement; and

WHEREAS, shareholders of the Trust recently approved the adoption of a shareholder services and distribution plan (the Plan) pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended; and

WHEREAS, the Plan provides for the Trust to pay PAD a shareholder services and distribution fee of 0.10%, as more specifically described in the Plan document; and

WHEREAS, the shareholder services and distribution fee payable by the Trust to PAD under the Plan is intended to replace the existing 0.10% fee payable by the Trust to Pruco Life, as more specifically described above;

NOW THEREFORE, the Trust, PI, ASTIS, PAD, PIMS and Pruco Life hereby agree as follows:

Article III, Sections 3.1, 3.2, 3.3 and 3.4 are hereby deleted from the Agreement. Article V is hereby deleted from the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

ADVANCED SERIES TRUST

By:          /s/ Timothy Cronin
             -------------------------
Print Name:  Timothy Cronin
Title:       President
Date:        4-2-13

PRUDENTIAL INVESTMENTS LLC

By:          /s/ Timothy Cronin
             -------------------------
Print Name:  Timothy Cronin
Title:       Senior Vice President
Date:        4-2-13

AST INVESTMENT SERVICES, INC.

By:          /s/ Timothy Cronin
             -------------------------
Print Name:  Timothy Cronin
Title:       Senior Vice President
Date:        4-2-13

PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC

By:          /s/ Peter Boland
             -------------------------
Print Name:  Peter Boland
Title:       CAO
Date:        04/05/2013

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By:          /s/ Henry B. Ramsey III
             -------------------------
Print Name:  Henry B. Ramsey III
Title:       VP & Actuary
Date:        25 March 2013

PRUDENTIAL ANNUITIES DISTRIBUTORS, INC.

By:          /s/ George Gannon
             -------------------------
Print Name:  George Gannon
Title:       President, PAD, Inc
Date:        4/5/2013